Exhibit 99.1

HubSpot Reports Q1 2015 Results

Revenue Growth Accelerates, Margins Improve, Guidance Raised

CAMBRIDGE, MA (May 6, 2015) — HubSpot, Inc. (NYSE: HUBS), a leading inbound marketing and sales software company, today announced financial results for the first quarter ended March 31, 2015.

Financial Highlights:

Revenue

•	Total revenue was $38.2 million, up 58% compared with the first quarter of 2014.

•	Subscription revenue was $34.9 million, up 57% compared with the first quarter of 2014.

•	Professional services and other revenue was $3.2 million, up 71% compared with the first quarter of 2014.

Operating Loss

•	GAAP operating margin was (29.9%) for the quarter, compared with (38.9%) in the first quarter of 2014.

•	Non-GAAP operating margin was (16.4%) for the quarter, an improvement of approximately 18 percentage points from (34.3%) in the first quarter of 2014.

•	GAAP operating loss was ($11.4) million for the quarter, compared to ($9.4) million in the first quarter of 2014.

•	Non-GAAP operating loss was ($6.3) million for the quarter, compared to ($8.3) million in the first quarter of 2014.

Net Loss attributable to common stockholders

•	GAAP net loss attributable to common stockholders was ($10.9) million, or ($0.34) per share for the quarter, compared to ($9.5) million, or ($1.73) per share, in the first quarter of 2014.

•	Non-GAAP net loss attributable to common stockholders was ($5.7) million, or ($0.18) per share for the quarter, compared to ($8.3) million, or ($1.52) per share, in the first quarter of 2014.

•	First quarter weighted average common shares outstanding were 31.6 million compared to 5.5 million shares in the first quarter of 2014.

Balance Sheet and Cash Flow

•	The company’s cash and cash equivalents balance was $129.4 million as of March 31, 2015.

•	During the first quarter ended March 31, 2015, the company used ($815) thousand of cash and cash equivalents in operations compared to ($2.6) million during the first quarter ended March 31, 2014.

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Additional Recent Business Highlights

•	Grew total customers to 14,746 at March 31, 2015, up 35% from March 31, 2014.

•	Increased average subscription revenue per customer (ASRPC) during the first quarter of 2015 to $9,740 from $8,478 in the first quarter of 2014.

“I can’t imagine a better start to 2015 than the Q1 we just reported,” said Brian Halligan, Chairman and CEO. “We again delivered accelerating revenue growth while also improving our margins. But even more exciting is that we are leading a huge transformation that will change the world of marketing and sales and enable a new era of growth for our customers.”

Business Outlook

Based on information available as of May 6, 2015, HubSpot is issuing guidance for the second quarter of 2015 and raising guidance for full year 2015 as indicated below.

Second Quarter 2015:

•	Total revenue is expected to be in the range of $39.4 million to $40.4 million.

•	Non-GAAP operating loss is expected to in the range of ($7.2) million to ($6.2) million. This excludes stock-based compensation expense of approximately $5.5 million and amortization of acquired intangible assets of approximately $26 thousand.

•	Non-GAAP net loss per common share is expected to be in the range of ($0.23) to ($0.21). This excludes stock-based compensation expense of approximately $5.5 million and amortization of acquired intangible assets of approximately $26 thousand. This assumes approximately 33.4 million weighted common shares outstanding.

Full Year 2015:

•	Total revenue is expected to be in the range of $165 million to $168 million.

•	Non-GAAP operating loss is expected to in be in the range of ($33.2) million to ($30.2) million. This excludes stock-based compensation expense of approximately $21.6 million and amortization of acquired intangible assets of approximately $96 thousand.

•	Non-GAAP net loss per common share is expected to be in the range of ($1.00) to ($0.94). This excludes stock-based compensation expense of approximately $21.6 million and amortization of acquired intangible assets of approximately $96 thousand. This assumes approximately 33.2 million weighted common shares outstanding.

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Conference Call Information

HubSpot will host a conference call on Wednesday, May 6, 2015, at 5:00 p.m. Eastern Time (ET) to discuss its first quarter 2015 financial results and business outlook. To access this call, dial (877) 201-0168 (domestic) or (647) 788-4901 (international). The conference ID is 19948781. Additionally, a live webcast of the conference call will be available in the “Investor” section of the HubSpot’s web site at www.hubspot.com.

Following the conference call, a replay will be available until 5 pm on May 13, 2015 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay pass code is 19948781. An archived webcast of this conference call will also be available in the “Investor” section of HubSpot’s web site at www.hubspot.com. The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot

HubSpot is a leading inbound marketing and sales platform. Over 14,700 customers in over 90 countries use HubSpot’s award-winning software, services, and support to create an inbound experience that will attract, engage, and delight customers. Learn more at www.hubspot.com.

The tables at the end of this press release include a reconciliation of generally accepted accounting principles (“GAAP”) to non-GAAP operating loss, operating margin, subscription margin, expense, expense as a percentage of revenue, and net loss attributable to common stockholders for the first quarter ended March 31, 2015, and 2014. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Cautionary Language Concerning Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the second fiscal quarter of 2015 and full year 2015, our position to execute on our growth strategy in the mid-market, and our ability to expand our leadership position and market opportunity for our inbound platform. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our history of losses, our ability to retain existing customers and add new customers, the continued growth of the market for an inbound platform; our ability to differentiate our platform from competing products and technologies; our ability to manage our growth effectively to maintain our high level of service; our ability to maintain and expand relationships with our marketing agency partners; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K filed on March 5, 2014 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$129,375	$123,721
Short-term investments	6,717	—
Accounts receivable, net	15,458	14,270
Deferred commission expense	5,991	5,995
Restricted cash	205	230
Prepaid hosting costs	1,875	1,777
Prepaid expenses and other current assets	4,555	3,516

Total current assets	164,176	149,509
Long-term investments	19,038	—
Property and equipment, net	11,561	11,381
Capitalized software development costs, net	4,225	4,433
Other assets	120	116
Intangible assets, net	179	89
Goodwill	9,773	9,330

Total assets	209,072	174,858

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	1,544	2,800
Accrued compensation costs	6,440	7,660
Other accrued expenses	10,313	7,953
Capital lease obligations	101	100
Deferred rent	365	110
Deferred revenue	46,534	40,805

Total current liabilities	65,297	59,428
Capital lease obligations, net of current portion	53	78
Deferred rent, net of current portion	4,052	4,153
Deferred revenue, net of current portion	462	500

Total liabilities	69,864	64,159

Stockholders’ equity:
Common stock	32	32
Additional paid-in capital	304,715	265,113
Accumulated other comprehensive loss	(380)	(145)
Accumulated deficit	(165,159)	(154,301)

Total stockholders’ equity	139,208	110,699

Total liabilities and stockholders’ equity	$209,072	$174,858

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Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Revenues:
Subscription	$34,939	$22,285
Professional services and other	3,227	1,889

Total revenue	38,166	24,174

Cost of Revenues:
Subscription	6,940	5,097
Professional services and other	3,525	2,567

Total cost of revenues	10,465	7,664

Gross profit	27,701	16,510

Operating expenses:
Research and development	7,501	4,693
Sales and marketing	23,897	15,926
General and administrative	7,715	5,305

Total operating expenses	39,113	25,924

Loss from operations	(11,412)	(9,414)

Other income (expense):
Interest income	10	2
Interest expense	(32)	(51)
Other income (expense)	628	(2)

Total other income (expense)	606	(51)

Loss before provision for income taxes	(10,806)	(9,465)
Provision for income taxes	(52)	—

Net loss	(10,858)	(9,465)
Preferred stock accretion	—	(12)

Net loss attributable to common stockholders	$(10,858)	$(9,477)

Net loss attributable to common stockholders per share, basic and diluted	$(0.34)	$(1.73)
Weighted average common shares used in computing basic and diluted net loss attributable to common stockholders per share:	31,636	5,490

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Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2015	2014
Operating Activities:
Net loss	$(10,858)	$(9,465)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities
Depreciation and amortization	1,747	1,443
Stock-based compensation	5,142	1,072
Provision for deferred income taxes	26	—
Provision for doubtful accounts	209	100
Amortization of bond premium discount	2	—
Noncash rent expense	168	91
Unrealized currency translation	(448)	—
Changes in assets and liabilities
Accounts receivable	(1,660)	(1,202)
Prepaid expenses and other assets	(1,151)	(8)
Deferred commission expense	4	(277)
Accounts payable	(1,110)	(642)
Accrued expenses	652	642
Restricted cash	—	(63)
Deferred rent	—	1,002
Deferred revenue	6,462	4,731

Net cash and cash equivalents used in operating activities	(815)	(2,576)

Investing Activities:
Purchases of investments	(25,784)	—
Purchases of property and equipment	(1,025)	(2,480)
Capitalization of software development costs	(770)	(954)
Acquisition of business	(600)	—

Net cash and cash equivalents used in investing activities	(28,179)	(3,434)

Financing Activities:
Secondary offering proceeds, net of offering costs paid of $138	34,114	—
Proceeds from exercise of options	555	1,404
Payment of initial public offering costs	—	(26)
Proceeds from employee stock purchase plan	411	—
Repayments of capital lease obligations	(24)	(47)

Net cash and cash equivalents provided by financing activities	35,056	1,331

Effect of exchange rate changes on cash	(408)	3

Net increase (decrease) in cash and cash equivalents	5,654	(4,676)
Cash and cash equivalents, beginning of period	123,721	12,643

Cash and cash equivalents, end of period	$129,375	$7,967

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Reconciliation of non-GAAP operating loss and operating margin

(in thousands, except percentages)

	Three Months Ended March 31,
	2015	2014

GAAP operating loss	$(11,412)	$(9,414)
Stock-based compensation	5,142	1,072
Amortization of acquired intangible assets	17	62

Non-GAAP operating loss	$(6,253)	$(8,280)

GAAP operating margin	(29.9)%	(38.9)%
Non-GAAP operating margin	(16.4)%	(34.3)%

Reconciliation of non-GAAP net loss attributable to common stockholders

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014

GAAP net loss attributable to common stockholders	$(10,858)	$(9,477)
Stock-based compensation	5,142	1,072
Amortization of acquired intangibles	17	62

Non-GAAP net loss attributable to common stockholders	$(5,699)	$(8,343)

Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.18)	$(1.52)
Weighted average common shares used in computing basic and diluted GAAP and non-GAAP net loss per common share:	31,636	5,490

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended March 31,
	2015					2014
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$6,940	$3,525	$7,501	$23,897	$7,715	$5,097	$2,567	$4,693	$15,926	$5,305
Stock-based compensation	(67)	(257)	(1,633)	(2,055)	(1,130)	(16)	(69)	(146)	(412)	(429)
Amortization of acquired intangibles	(11)	—	—	(6)	—	(62)	—	—	—	—

Non-GAAP expense	$6,862	$3,268	$5,868	$21,836	$6,585	$5,019	$2,498	$4,547	$15,514	$4,876

GAAP expense as a percentage of revenue	18%	9%	20%	63%	20%	21%	11%	19%	66%	22%
Non-GAAP expense as a percentage of revenue	18%	9%	15%	57%	17%	21%	10%	19%	64%	20%

Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended March 31,
	2015	2014

GAAP subscription margin	$27,999	$17,188
Stock-based compensation	67	16
Amortization of acquired intangible assets	11	62

Non-GAAP subscription margin	$28,077	$17,266

GAAP subscription margin percentage	80.1%	77.1%
Non-GAAP subscription margin percentage	80.4%	77.5%

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Non-GAAP Financial Measures

In this release, HubSpot’s non-GAAP operating loss, operating margin, subscription margin, expense, expense as a percentage of revenue, and net loss attributable to common stockholders are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude share-based compensation and amortization of acquired intangible assets. We believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)	Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

(b)	Expense for the amortization of acquired intangible assets is a non-cash item, and we believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

Investor Relations Contact:

Lisa Mullan, (857) 829-5429

investors@hubspot.com

Media Contact:

Laura Moran, (857) 829-5688

lmoran@hubspot.com

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